Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Strong Third Quarter 2013 Results

— Exceeds revenue guidance; delivers in-line profitability

—Announces two significant military contracts with The Army & Air Force Exchange Service and Marine Corps Community Services

— Closes acquisition of Advanced Wireless Group

LOS ANGELES — November 7, 2013 — Boingo Wireless (NASDAQ: WIFI), the leading DAS and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the company’s financial results for the third quarter ended September 30, 2013.

Third Quarter 2013 Financial Highlights

Boingo Wireless reported revenue of $28.6 million, which exceeded the company’s guidance range, compared to $26.0 million for the third quarter of 2012. Net income attributable to common stockholders was $0.4 million, or $0.01 per diluted share. This compares to net income attributable to common stockholders of $2.8 million, or $0.07 per diluted share, for the third quarter of 2012.

Adjusted EBITDA was $7.4 million compared to $8.4 million for the third quarter of 2012.  Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net income (loss) attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Income (Loss) Attributable to Common Stockholders to Adjusted EBITDA.”

Operational Highlights

•                  An agreement with The Army & Air Force Exchange Service (AAFES) to provide on-base broadband Internet and Internet Protocol TV (IPTV) services at more than a dozen of the largest Army and Air Force bases in the continental U.S.

•                  An agreement with Marine Corps Community Services (MCCS) that enables the company to provide broadband Internet and IPTV services at all U.S. Marine Corps bases worldwide.

•                  The closing of the acquisition of Advanced Wireless Group (AWG) on October 31, 2013.

•                  The launch of a new neutral-host distributed antenna system (DAS) at Chicago’s Soldier Field.

•                  An agreement with Memphis International Airport to design and manage the airport’s first DAS; Boingo will continue to operate as the airport’s Wi-Fi service provider.

•                  The launch of the world’s first commercial Next Generation Hotspot Wi-Fi network at Chicago O’Hare International Airport.

•                  A partnership with Movile Partners, a leading Latin American mobile services company, to provide global Wi-Fi roaming services to its users.

Management Commentary

“Our positive momentum continued through the third quarter, with major new managed and operated networks taking center stage among our strategic initiatives,” said David Hagan, Chief Executive Officer of Boingo Wireless.  “We continued to invest in the business in the context of upgrading existing networks to better meet the needs of rapidly growing data demand, and also in the acquisition and deployment of new networks that we expect to begin monetizing in 2014.”

Mr. Hagan continued, “Through our acquisition of Advanced Wireless Group, we will now operate public Wi-Fi services in 17 new U.S. airports that reach an additional 350 million passengers per year; these airports will be integrated into the existing Boingo network of managed and operated Wi-Fi hotspots. Further extending our managed and operated footprint, we’re pleased to announce two new significant military contracts — one with Marine Corps Community Services, to replace the MCI West regional contract with a worldwide mandate covering all Marine Corps bases, and one with the Army & Air Force Exchange Service, which includes responsibility for Army and Air Force bases worldwide.”

Business Outlook

Boingo Wireless is revising guidance for the full year ending December 31, 2013, as follows:

Full Year 2013

•                  Revenue is expected to be in the range of $106.0 million to $108.0 million.

•                  Adjusted EBITDA is expected to be in the range of $24.0 million to $26.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of ($2.0) million to $0.0 million, or a net loss of ($0.06) to $0.00 per diluted share.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its third quarter 2013 financial results beginning at 4:30 pm ET (1:30 pm PT), today, November 7, 2013. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 ten minutes prior to the scheduled start time. International callers should dial (201) 689-8562. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company’s website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance.  The company defines Adjusted EBITDA as net income (loss) attributable to common stockholders plus depreciation and amortization of property and equipment, income tax expense (benefit), amortization of intangible assets, stock-based compensation expense, non-controlling interests and interest and other expense (income), net.

Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net income (loss) attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless (Nasdaq:WIFI) helps the world stay connected. Our vast footprint of small cell networks covers more than a million DAS and Wi-Fi locations and reaches more than 1 billion consumers annually — in places as varied as airports, stadiums, shopping malls, restaurants, universities, and military bases. The Boingo platform is the only monetization engine of its kind, driving revenue through carrier offload, advertising, location-based data analytics, and consumer products like IPTV, high-speed broadband, and Wi-Fi. For more information about the Boingo story, visit www.Boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”), including Boingo’s Form 10-K for the year ended December 31, 2012 filed with the SEC on March 18, 2013, Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 10, 2013, and Form 10-Q for the quarter ended June 30, 2013 filed with the SEC on August 9, 2013, which we incorporate by reference into this press release.  Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenue	$28,607	$26,017	$77,980	$74,506
Costs and operating expenses:
Network access	13,670	10,061	34,375	29,577
Network operations	4,495	3,693	13,199	10,895
Development and technology	2,622	2,300	8,484	7,792
Selling and marketing	3,294	2,567	10,106	7,237
General and administrative	3,201	2,971	11,502	9,455
Amortization of intangible assets	541	296	1,456	778
Total costs and operating expenses	27,823	21,888	79,122	65,734
Income (loss) from operations	784	4,129	(1,142)	8,772
Interest and other (expense) income, net	(2)	33	70	170
Income (loss) before income taxes	782	4,162	(1,072)	8,942
Income tax expense (benefit)	258	1,101	(382)	2,468
Net income (loss)	524	3,061	(690)	6,474
Net income attributable to non-controlling interests	170	284	476	579
Net income (loss) attributable to common stockholders	$354	$2,777	$(1,166)	$5,895

Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$0.08	$(0.03)	$0.17
Diluted	$0.01	$0.07	$(0.03)	$0.16

Weighted average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	35,593	35,080	35,620	34,618
Diluted	37,129	37,337	35,620	37,324

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$44,746	$58,138
Restricted cash	30	30
Marketable securities	36,493	41,558
Accounts receivable, net	13,034	10,977
Prepaid expenses and other current assets	6,680	2,072
Deferred tax assets	1,199	1,204
Total current assets	102,182	113,979
Property and equipment, net	54,605	42,411
Goodwill	33,045	26,744
Intangible assets, net	15,522	10,594
Deferred tax assets	1,195	4,256
Other assets	3,262	4,548
Total assets	$209,811	$202,532

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,478	$4,990
Accrued expenses and other liabilities	11,756	11,019
Deferred revenue	17,908	17,329
Total current liabilities	36,142	33,338
Deferred revenue, net of current portion	24,903	24,123
Other liabilities	1,913	572
Total liabilities	62,958	58,033

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 35,495 and 35,483 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	4	4
Additional paid-in capital	184,417	178,219
Accumulated deficit	(38,269)	(34,547)
Total common stockholders’ equity	146,152	143,676
Non-controlling interests	701	823
Total stockholders’ equity	146,853	144,499
Total liabilities and stockholders’ equity	$209,811	$202,532

Boingo Wireless, Inc.

Reconciliation of Net Income (Loss) Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income (loss) attributable to common stockholders	$354	$2,777	$(1,166)	$5,895
Depreciation and amortization of property and equipment	4,744	3,798	13,611	11,672
Income tax expense (benefit)	258	1,101	(382)	2,468
Amortization of intangible assets	541	296	1,456	778
Stock-based compensation expense	1,352	218	3,199	2,163
Non-controlling interests	170	284	476	579
Interest and other expense (income), net	2	(33)	(70)	(170)
Adjusted EBITDA	$7,421	$8,441	$17,124	$23,385

CONTACTS:

Christian Gunning	Laura Bainbridge / Kimberly Orlando
Vice President, Corporate Communications	Addo Communications
cgunning@boingo.com	laurab@addocommunications.com /
(310) 586-4009	kimberlyo@addocommunications.com
(310) 829-5400